                                                                      Exhibit 24

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each of Brooks R. Herrick, William G. Conway, John W. Jepson, Sven Kraumanis, Alan Milton and Eugene L. Scott constitutes and appoints James J. Palermo his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could be in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

/s/  James J. Palermo                 Chairman of the Board of        September 2, 1997
----------------------------------    Directors, and Chief
James J. Palermo                      Executive Officer (Principal
                                      Executive Officer)

/s/  Brooks R. Herrick                Executive Vice President        September 2, 1997
----------------------------------    and Chief Financial Officer
Brooks R. Herrick                     (Principal Accounting and
                                      Financial Officer)

/s/  William G. Conway                Director                        August 29, 1997
----------------------------------
William G. Conway

/s/  John W. Jepson                   Director                        August 29, 1997
----------------------------------
John W. Jepson

/s/  Sven Kraumanis                   Director                        September 2, 1997
----------------------------------
Sven Kraumanis

/s/  Alan Milton                      Director                        September 2, 1997
----------------------------------
Alan Milton

/s/  Eugene L. Scott                  Director                        September 2, 1997
----------------------------------
Eugene L. Scott